UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): FEBRUARY 25, 2005


                           MEDINA INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


          NEVADA                    000-50482                  98-0377767
(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)             Identification No.)


  1305-1090 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA, CANADA, V6E 3V7
             (Address of principal executive offices and Zip Code)

                                  604-685-9316
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) Effective March 1, 2005, the Registrant entered into a consulting agreement with Sukh Athwal, of Vancouver, B.C., pursuant to which Mr. Athwal was retained to provide financial management and business development and consulting services to the Registrant on a month-to-month basis until terminated. Mr. Athwal's compensation under this agreement is the sum of Cdn. $5,000 per month.

(b) The Registrant entered into a finder's fee agreement dated March 8, 2005 with David Sidoo of Vancouver, B.C., pursuant to which Mr. Sidoo was engaged to introduce potential financiers or acquirers to the Registrant, either directly or indirectly, for a term of six months. As consideration, Mr. Sidoo will receive a cash fee from the Registrant equal to 10% of the value of any transaction completed by the Company and resulting from the efforts of Mr. Sidoo.


ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FINANCIAL YEAR

Effective February 25, 2005, the Registrant adopted new Bylaws in substitution for old Bylaws dated May 22, 2002. The new Bylaws provide more flexibility for date and place of stockholder meetings, provide indemnification for directors, as permitted by Nevada law, and otherwise modernize the governance rules of the Registrant.


ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

REGULATION
S-B NUMBER      DOCUMENT

    3.1         Bylaws of the Registrant dated February 25, 2005.

   10.1 March 1, 2005 consulting agreement between the Registrant and Sukh Athwal.

   10.2 March 8, 2005 finder's fee agreement between the Registrant and David Sidoo.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MEDINA INTERNATIONAL CORP.


                                        By:

Date: March 17, 2005                    /s/ Nick DeMare
                                        ---------------------------
                                        Secretary, Treasurer and
                                        Chief Financial Officer